Exhibit 4.1

Registration Rights Agreement

Dated As of November 10, 2005

among

Marriott International, Inc.

and

Deutsche Bank Securities Inc.

Barclays Capital Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this "Agreement") is made and entered into this 10th day of November 2005, between Marriott International, Inc., a Delaware corporation (the "Company"), and Deutsche Bank Securities Inc., Barclays Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (individually, a "Dealer Manager" and collectively, the "Dealer Managers").

This Agreement is made pursuant to the Dealer Manager Agreement, dated October 11, 2005, among the Company and the Dealer Managers (the "Dealer Manager Agreement"), which provides for the offer by the Company to exchange its new Series G Notes due 2015 (the "New Notes"), for (i) any or all of its outstanding 7% Series E Notes due 2008 (the "Series E Notes"), and (ii) any or all of its outstanding 7 7/8% Series C Notes due 2009 (the "Series C Notes", and together with the Series E Notes, the "Old Notes"), validly tendered and not withdrawn, on the terms and conditions set forth in the Offering Memorandum dated October 11, 2005 (the "Offering Memorandum"). In order to induce the Dealer Managers to enter into the Dealer Manager Agreement, the Company has agreed to provide for the benefit of the Holders (defined below) the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Dealer Manager Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1. Definitions.

As used in this Agreement, the following capitalized defined terms shall have the following meanings:

"1933 Act" shall mean the Securities Act of 1933, as amended from time to time.

"1934 Act" shall mean the Securities Exchange Act of l934, as amended from time to time.

"Automatic Shelf Registration Statement" shall mean an "automatic shelf registration statement" as that term is defined in Rule 405, as amended, under the 1933 Act.

"Closing Date" shall mean the Exchange Date as defined in the Dealer Manager Agreement.

"Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

"Dealer Manager Agreement" shall have the meaning set forth in the preamble.

"Dealer Managers" shall have the meaning set forth in the preamble.

"Depositary" shall mean The Depository Trust Company, or any other depositary appointed by the Company; provided, however, that such depositary must have an address in the Borough of Manhattan, in the City of New York.

"Exchange Offer" shall mean the exchange offer by the Company of Exchange Securities for Registrable Securities pursuant to Section 2.1 hereof.

"Exchange Offer Registration" shall mean a registration under the 1933 Act effected pursuant to Section 2.1 hereof.

"Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

"Exchange Period" shall have the meaning set forth in Section 2.1 hereof.

"Exchange Securities" shall mean the Series G Notes due November 15, 2015 issued by the Company under the Indenture, containing terms identical to the New Notes in all material respects (except for references to certain additional interest rate provisions, restrictions on transfers and restrictive legends), to be offered to Holders of New Notes in exchange for Registrable Securities pursuant to the Exchange Offer.

"Holder" shall mean each Person who becomes the registered owner of Registrable Securities under the Indenture and each Participating Broker-Dealer that holds Exchange Securities for so long as such Participating Broker-Dealer is required to deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities.

"Indenture" shall mean the Indenture relating to the Securities, dated as of November 16, 1998, between the Company and JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank, as successor trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

"Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of Outstanding (as defined in the Indenture) Registrable Securities; provided, that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or any Affiliate (as defined in the Indenture) of the Company shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage amount.

"New Notes" shall have the meaning set forth in the preamble.

"Old Notes" shall have the meaning set forth in the preamble.

"Participating Broker-Dealer" shall mean any Dealer Manager and any other broker-dealer which makes a market in the New Notes and exchanges Registrable Securities in the Exchange Offer for Exchange Securities.

"Person" shall mean an individual, partnership (general or limited), corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

"Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

"Registrable Securities" shall mean the New Notes; provided, however, that the New Notes shall cease to be Registrable Securities when (i) a Registration Statement with respect to such New Notes shall have been declared or otherwise become effective under the 1933 Act and such New Notes shall have been disposed of pursuant to such Registration Statement, (ii) such New Notes shall have been sold to the public pursuant to Rule l44 (or any similar provision then in force, but not Rule 144A) under the 1933 Act, (iii) such New Notes shall have ceased to be outstanding or (iv) the Exchange Offer is consummated (except in the case of New Notes which may not be exchanged in the Exchange Offer).

"Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, or National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws, (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (vi) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (vi) the fees and expenses of the Trustee, and any escrow agent or custodian, (vii) the reasonable fees and expenses of counsel to the Dealer Managers in connection therewith, (ix) the reasonable fees and disbursements of DLA Piper Rudnick Gray Cary US LLP, special counsel representing the Holders of Registrable Securities and (x) any fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of securities and the fees and expenses of any special experts retained by the Company in connection with any Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

"Registration Statement" shall mean any registration statement of the Company which covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

"SEC" shall mean the United States Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.

"Series C Notes" shall have the meaning set forth in the preamble.

"Series E Notes" shall have the meaning set forth in the preamble.

"Shelf Registration" shall mean a registration effected pursuant to Section 2.2 hereof.

"Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2.2 of this Agreement, including an Automatic Shelf Registration Statement, if applicable, which covers all of the Registrable Securities on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

"Special Counsel" shall mean DLA Piper Rudnick Gray Cary US LLP, in its capacity as special counsel representing the Holders of Registrable Securities.

"Trustee" shall mean the trustee with respect to the Securities under the Indenture.

2. Registration Under the 1933 Act.

2.1 Exchange Offer. The Company shall, for the benefit of the Holders, at the Company's cost, (A) prepare and not later than 90 calendar days following the Closing Date, file with the SEC an Exchange Offer Registration Statement on an appropriate form under the 1933 Act with respect to a proposed Exchange Offer and the issuance and delivery to the Holders, in exchange for the Registrable Securities, of a like principal amount of Exchange Securities, (B) use its reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective under the 1933 Act within 225 calendar days of the Closing Date, (C) use its reasonable efforts to keep the Exchange Offer Registration Statement effective until the closing of the Exchange Offer and (D) use its reasonable efforts to cause the Exchange Offer to be consummated not later than 270 calendar days following the Closing Date. The Exchange Securities will be issued under the Indenture. Upon the effectiveness of the Exchange Offer Registration Statement, within the agreed-upon time limits, the Company shall commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Registrable Securities for Exchange Securities (assuming that such Holder (a) is not an affiliate of the Company within the meaning of Rule 405 under the 1933 Act, (b) is not a broker-dealer who tendered Old Notes acquired directly from the Company for its own account in exchange for New Notes, (c) acquired the Exchange Securities in the ordinary course of such Holder's business and (d) has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing the Exchange Securities) to transfer such Exchange Securities from and after their receipt without any limitations or restrictions under the 1933 Act and under state securities or blue sky laws.

In order to participate in the Exchange Offer, each Holder must represent to the Company at the time of the consummation of the Exchange Offer that it (i) is not an affiliate of the Company within the meaning of Rule 405 under the 1933 Act, (ii) is not a broker-dealer who tendered Old Notes acquired directly from the Company for its own account in exchange for New Notes, (iii) acquired the Exchange Securities in the ordinary course of such Holder's business and (iv) has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing the Exchange Securities.

In connection with the Exchange Offer, the Company shall:

(a) mail as promptly as practicable to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(b) keep the Exchange Offer open for acceptance for a period of not less than 30 calendar days after the date notice thereof is mailed to the Holders (or longer at the option of the Company or if required by applicable law) (such period referred to herein as the "Exchange Period");

(c) utilize the services of the Depositary for the Exchange Offer;

(d) permit Holders to withdraw tendered Registrable Securities at any time prior to 5:00 p.m. (Eastern Time), on the last business day of the Exchange Period, by sending to the institution specified in the letter of transmittal or other applicable notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange, and a statement that such Holder is withdrawing such Holder's election to have such Securities exchanged;

(e) notify each Holder that any Registrable Security not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement (except in the case of the Dealer Managers and Participating Broker-Dealers as provided herein); and

(f) otherwise comply in all respects with all applicable laws relating to the Exchange Offer.

The Exchange Securities shall be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture and which, in either case, has been qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), or is exempt from such qualification and shall provide that the Exchange Securities shall not be subject to the transfer restrictions set forth in the Indenture. The Indenture or such indenture shall provide that the Exchange Securities and the New Notes shall vote and consent together on all matters as one class and that none of the Exchange Securities or the New Notes will have the right to vote or consent as a separate class on any matter.

As soon as practicable after the close of the Exchange Offer, the Company shall:

(i) accept for exchange all Registrable Securities duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which shall be an exhibit thereto;

(ii) [reserved];

(iii) deliver to the Trustee for cancellation all Registrable Securities so accepted for exchange; and

(iv) cause the Trustee promptly to authenticate and deliver Exchange Securities to each Holder of Registrable Securities so accepted for exchange in a principal amount equal to the principal amount of the Registrable Securities of such Holder so accepted for exchange.

Interest on each Exchange Security will accrue from the last date on which interest was paid on the Registrable Securities surrendered in exchange therefor or, if no interest has been paid on the Registrable Securities, from the date of original issuance. The Exchange Offer shall not be subject to any conditions, other than (i) that the Exchange Offer, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the staff of the SEC, (ii) the due tendering of Registrable Securities in accordance with the Exchange Offer, (iii) that each Holder of Registrable Securities exchanged in the Exchange Offer shall have represented that it (A) is not an affiliate of the Company within the meaning of Rule 405 under the 1933 Act, (B) is not a broker-dealer who tendered Old Notes acquired directly from the Company for its own account in exchange for New Notes, (C) acquired the Exchange Securities in the ordinary course of such Holder's business and (D) has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing the Exchange Securities and shall have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form S-4 or other appropriate form under the 1933 Act available and (iv) that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer. The Company will use its commercially reasonable best efforts to cause the registrar for the Registrable Securities to furnish the Dealer Managers with the names and addresses of the Holders to whom the Exchange Offer is made, and the Dealer Managers shall have the right to contact such Holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offer.

2.2 Shelf Registration. (i) If, because of any changes in law, SEC rules or regulations or applicable interpretations thereof by the staff of the SEC, the Company is not permitted to effect the Exchange Offer as contemplated by Section 2.1 hereof, (ii) if for any other reason the Exchange Offer Registration Statement is not declared effective within 225 days following the original issue of the Registrable Securities or the Exchange Offer is not consummated within 270 days after the original issue of the Registrable Securities, or (iii) if a Holder notifies the Company in writing prior to the 20th day following the consummation of the Exchange Offer that it is not permitted to participate in the Exchange Offer or does not receive fully tradeable Exchange Securities pursuant to the Exchange Offer, then in case of each of clauses (i) through (iii) the Company shall, at its cost:

     (a) As promptly as practicable, but no later than 30 days after being required to do so under Section 2.2 hereof, file with the SEC, and thereafter shall use its commercially reasonable efforts to cause to become effective as promptly as practicable but no later than 270 days after the original issue of the Registrable Securities, a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders participating in the Shelf Registration and set forth in such Shelf Registration Statement; provided, however, that no Holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement or to use the prospectus forming a part thereof for resales of Registrable Securities unless such Holder has signed and returned to the Company a notice and questionnaire as distributed by the Company consenting to such Holder's inclusion in the prospectus as a selling securityholder and providing such further information to the Company as the Company may reasonably request.

     (b) Use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the Closing Date, or for such shorter period that will terminate when all Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be outstanding or otherwise to be Registrable Securities (the "Effectiveness Period"); provided, however, that the Effectiveness Period in respect of the Shelf Registration Statement shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements under the 1933 Act and as otherwise provided herein.

     (c) Notwithstanding any other provisions hereof, use its reasonable efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto, at the time each such registration statement or amendment thereto becomes effective, and any Prospectus as of the date thereof forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time) (each, as of the date thereof), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; provided, that clauses (ii) and (iii) of this paragraph shall not apply to any information provided by the Dealer Managers or any Holder.

         The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement, as required by Section 3(b) below, and to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC. In the event that the Exchange Offer is consummated within 270 days after the original issue of the Registrable Securities, the Company shall have no obligation to file a Shelf Registration Statement pursuant to Section 2.2(ii).

2.3 Expenses. The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2.1 or 2.2. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

2.4. Effectiveness. An Exchange Offer Registration Statement pursuant to Section 2.1 hereof will not be deemed to have become effective unless it has been declared effective by the SEC, and a Shelf Registration Statement pursuant to Section 2.2 hereof will not be deemed to have become effective unless it has been declared effective by the SEC or has otherwise become effective under Rule 462 under the 1933 Act or any other applicable rule; provided, however, that if, after such Registration Statement has been declared effective or has otherwise become effective, the offering of Registrable Securities pursuant to an Exchange Offer Registration Statement or a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference, until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

2.5 Interest. The Company agrees that in the event that (a) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 90th calendar day following the date of original issue of the New Notes, (b) the Exchange Offer is neither consummated nor a Shelf Registration Statement has become effective on or prior to the 330th calendar day following the date of original issue of the New Notes, (c) the Exchange Offer Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective (other than after such time as all New Notes have been disposed of hereunder) or is not usable prior to the consummation of the Exchange Offer or (d) the Shelf Registration Statement has been filed and is declared or otherwise becomes effective but ceases to be effective or usable for a period of time that exceeds 90 days in the aggregate in any 12-month period in which it is required to be effective hereunder (each such event referred to in the preceding clauses (a) through (d), a "Registration Default"), the interest rate borne by the New Notes affected thereby shall be increased ("Additional Interest") immediately upon occurrence of a Registration Default by one-quarter of one percent (0.25%) per annum with respect to the first 90-day period while one or more Registration Defaults is continuing and will increase to a maximum of one-half of one percent (0.50%) per annum Additional Interest thereafter while one or more Registration Defaults is continuing until all Registration Defaults have been cured; provided that Additional Interest shall accrue only for those days that a Registration Default occurs and is continuing, including the date on which any Registration Default shall occur but not including the date on which all Registration Defaults have been cured. Such Additional Interest shall be calculated based on a year consisting of 360 days comprised of twelve 30-day months. Following the cure of all Registration Defaults the accrual of Additional Interest will cease, the interest rate will revert to the original rate and, upon any subsequent Registration Default following any such cure of all Registration Defaults, Additional Interest will begin accruing again at one-quarter of one percent (0.25%) per annum and will increase to a maximum of one-half of one percent (0.50%) per annum as provided above until all Registration Defaults have been cured. Additional Interest shall not be payable with respect to Registration Defaults for any period during which a Shelf Registration Statement is effective and usable by the Holders.

The Company shall notify the Trustee within three business days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "Event Date"). Additional Interest shall be paid by depositing with the Trustee, in trust, for the benefit of the Holders of Registrable Securities, on or before the applicable semiannual interest payment date, immediately available funds in sums sufficient to pay the Additional Interest then due. The Additional Interest due shall be payable on each interest payment date to the record Holder of New Notes affected thereby entitled to receive the interest payment to be paid on such date as set forth in the Indenture. Each obligation to pay Additional Interest shall be deemed to accrue from and including the day following the applicable Event Date.

Notwithstanding anything else contained herein, no Additional Interest shall be payable in relation to the applicable Shelf Registration Statement or the related prospectus if (i) such Additional Interest is payable solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited or, if required by the rules and regulations under the 1933 Act, quarterly unaudited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared or otherwise become effective to permit Holders to use the related prospectus or (y) for a period not to exceed an aggregate of 45 days in any calendar year, other material events or developments with respect to the Company that would need to be described in such Shelf Registration Statement or the related prospectus and (ii) in the case of clause (y), the Company is proceeding promptly and in good faith to amend or supplement such Shelf Registration Statement and related prospectus to describe such events; provided, however, that in no event shall the Company be required to disclose the business purpose for such suspension if the Company determines in good faith that such business purpose must remain confidential. Notwithstanding the foregoing, the Company shall not be required to pay Additional Interest with respect to the New Notes to any Holder if the failure arises from the Company' failure to file, or cause to become effective, a Shelf Registration Statement within the time periods specified in this Section 2 by reason of the failure of such Holder to provide such information as (i) the Company may reasonably request, with reasonable prior written notice, for use in the Shelf Registration Statement or any prospectus included therein to the extent the Company reasonably determines that such information is required to be included therein by applicable law, (ii) the NASD or the Commission may request in connection with such Shelf Registration Statement or (iii) is required to comply with the agreements of such Holder as contained herein to the extent compliance thereof is necessary for the Shelf Registration Statement to be declared or otherwise become effective, including, without limitation, a signed notice and questionnaire as distributed by the Company consenting to such Holder's inclusion in the prospectus as a selling securityholder and providing such further information to the Company as the Company may reasonably request.

3. Registration Procedures.

In connection with the obligations of the Company with respect to Registration Statements pursuant to Sections 2.1 and 2.2 hereof, the Company shall:

(a) prepare and file with the SEC a Registration Statement, within the relevant time period specified in Section 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the eligible selling Holders thereof, (iii) shall, at the time of effectiveness, comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, and (iv) shall comply in all material respects with the requirements of Regulation S-T under the 1933 Act, and use its reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

(b) subject to the limitations contained in the third paragraph of Section 2.5, prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the 1933 Act and comply with the provisions of the 1933 Act, the 1934 Act and the rules and regulations thereunder applicable to them with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof (including sales by any Participating Broker-Dealer); provided, however, that nothing contained herein shall imply that the Company is liable for any action or inaction of any Holder, including any Participating Broker-Dealer;

(c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Securities, at least five business days prior to filing, that a Shelf Registration Statement (except in the case of an Automatic Shelf Registration Statement, in which case at least five business days prior to the inclusion of information regarding selling securityholders in the Prospectus forming a part of such Automatic Shelf Registration Statement) with respect to the Registrable Securities is being filed and advising such Holders that the distribution of Registrable Securities will be made in accordance with the method selected by the Majority Holders participating in the Shelf Registration; (ii) furnish to each Holder of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules and, if the Holder so requests, all exhibits in order to facilitate the public sale or other disposition of the Registrable Securities; and (iii) hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

(d) use its reasonable efforts to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request by the time the applicable Registration Statement is declared effective by the SEC or otherwise becomes effective, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject or (iii) make any changes to its certificate of incorporation or by-laws (or other organizational documents) or any agreement between it and holders of its ownership interests;

(e) notify promptly Special Counsel and, with respect to clauses (i), (iii), (iv) and (v) of this paragraph only, each Holder of Registrable Securities under a Shelf Registration or any Participating Broker-Dealer who has notified the Company that it is utilizing the Exchange Offer Registration Statement as provided in paragraph (f) below and, if requested by such Holder or Participating Broker-Dealer, confirm such advice in writing promptly (i) when a Registration Statement (other than an Automatic Shelf Registration Statement) has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the happening of any event or the discovery of any facts during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities or the Exchange Securities, as the case may be, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vi) of any determination by the Company that a post-effective amendment to such Registration Statement would be appropriate;

(f) in the case of the Exchange Offer Registration Statement (i) include in the Exchange Offer Registration Statement a section entitled "Plan of Distribution" which section shall be reasonably acceptable to the Dealer Managers on behalf of the Participating Broker-Dealers, and which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that holds Registrable Securities acquired for its own account as a result of market-making activities or other trading activities and that will be the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) of Exchange Securities to be received by such broker-dealer in the Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the reasonable judgment of the Dealer Managers on behalf of the Participating Broker-Dealers and its counsel, represent the prevailing views of the staff of the SEC, including a statement that any such broker-dealer who receives Exchange Securities for Registrable Securities pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities, (ii) furnish to each Participating Broker-Dealer who has delivered to the Company the notice referred to in Section 3(e), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request, (iii) hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any Person subject to the prospectus delivery requirements of the SEC, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Securities covered by the Prospectus or any amendment or supplement thereto, and (iv) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision:

"If the exchange offeree is a broker-dealer holding Registrable Securities acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of Exchange Securities received in respect of such Registrable Securities pursuant to the Exchange Offer;" and

(y) a statement to the effect that by a broker-dealer making the acknowledgment described in clause (x) and by delivering a Prospectus in connection with the exchange of Registrable Securities, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the 1933 Act; and

(g) (i) in the case of an Exchange Offer, furnish counsel for the Dealer Managers and (ii) in the case of a Shelf Registration, furnish Special Counsel copies of any comment letters received from the SEC or any other request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

(h) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

(i) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities upon request, and each underwriter, if any, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference and all exhibits thereto, unless requested);

(j) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least three business days prior to the closing of any sale of Registrable Securities;

(k) in the case of a Shelf Registration, upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(e)(iv) hereof, as promptly as practicable after the occurrence of such an event, use its best efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities or Participating Broker-Dealers, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or will remain so qualified; at such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder of such determination and to furnish each Holder such number of copies of the Prospectus as amended or supplemented, as such Holder may reasonably request;

(l) [reserved];

(m) obtain a CUSIP number for all Exchange Securities, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Securities or the Registrable Securities, as the case may be, in a form eligible for deposit with the Depositary;

(n) (i) cause the Indenture to be qualified under the TIA in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use its best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(o) in the case of a Shelf Registration, enter into agreements (including, if requested, an underwriting agreement in customary form containing customary representations, warranties, terms and conditions; provided, that the Company shall not be required to enter into such agreement more than once with respect to all the Registrable Securities and may delay entering into such agreement until the consummation of any underwritten public offering which the Company may have then undertaken) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in such connection whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration;

(p) in the case of a Shelf Registration or if a Prospectus is required to be delivered by any Participating Broker-Dealer in the case of an Exchange Offer, make available for inspection by a representative of the Holders of the Registrable Securities, any underwriters participating in any disposition pursuant to a Shelf Registration Statement, any Participating Broker-Dealer and Special Counsel, all relevant financial and other records, pertinent corporate documents and properties of the Company reasonably requested by any such persons, and use reasonable efforts to have the respective officers, directors, employees, and any other agents of the Company supply all relevant information reasonably requested by any such representative, underwriter, Participating Broker-Dealer or Special Counsel in connection with a Registration Statement, in each case, as is customary for similar due diligence investigations;

(q) a reasonable time prior to the filing of any Exchange Offer Registration Statement or Shelf Registration Statement (other than an Automatic Shelf Registration Statement), any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Dealer Managers, Special Counsel, if any, and make such changes in any Shelf Registration Statement, any Prospectus forming a part thereof or amendment or supplement thereto prior to the filing thereof as Special Counsel may reasonably request within three business days of being sent a draft thereof and make the representatives of the Company available for discussion of such documents as shall be reasonably requested by the Dealer Managers;

(r) [reserved];

(s) in the case of a Shelf Registration, use its best efforts to cause the Registrable Securities to be rated by the appropriate rating agencies, if so requested by the Majority Holders, or if requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

(t) otherwise comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder;

(u) cooperate and assist in any filings required to be made with the NASD; and

(v) upon consummation of an Exchange Offer obtain a customary opinion of counsel to the Company (which may include counsel employed by the Company) addressed to the Trustee for the benefit of all Holders of Registrable Securities participating in the Exchange Offer, and which includes an opinion that (i) the Company has duly authorized, executed and delivered the Exchange Securities and the related indenture, and (ii) each of the Exchange Securities and related indenture constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms (with customary exceptions).

In the case of a Shelf Registration Statement, the Company may (as a condition to the participation of such Holder and the beneficial owner of Registrable Securities in the Shelf Registration and in addition to any other conditions to such participation set forth in this Agreement) require each Holder of Registrable Securities to furnish to the Company prior to the 30th day following the Company's filing of such request for information with the Trustee for delivery to the Holders such information regarding the Holder and the proposed distribution by such Holder or beneficial owner of such Registrable Securities as the Company may from time to time reasonably request in writing.

In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(iv) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in such Holder's possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

If any of the Registrable Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will manage such offering will be selected by the Majority Holders of such Registrable Securities included in such offering and shall be acceptable to the Company. No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

4. Indemnification; Contribution.

(a) The Company agrees to indemnify and hold harmless each Dealer Manager, each Holder (including each Dealer Manager, if applicable, and each Participating Broker-Dealer), each Person who participates as an underwriter (any such Person being an "Underwriter") and each Person, if any, who controls any Dealer Manager, Holder or Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) pursuant to which Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that (subject to Section 4(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Holder or Underwriter expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

(b) Each Holder severally, but not jointly, agrees to indemnify and hold harmless the Company, the Dealer Managers, each Underwriter and the other selling Holders, and each of their respective directors and officers, and each Person, if any, who controls the Company, the Dealer Managers, any Underwriter or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to such Holder furnished to the Company by such Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Shelf Registration Statement.

(c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 4(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) If the indemnification provided for in this Section 4 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefit received by the indemnified party, on the one hand, and the indemnifying party, on the other hand, in connection with the Exchange Offer and the Shelf Registration and the relative fault of the Company on the one hand and the Holders and the Dealer Managers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative fault of the Company on the one hand and the Holders and the Dealer Managers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Holders or the Dealer Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Holders and the Dealer Managers agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation (even if the Dealer Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 4, no Dealer Manager shall be required to contribute any amount in excess of the fees received by such Dealer Manager in connection with the transactions contemplated by the Dealer Manager Agreement.

No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 4, each Person, if any, who controls a Dealer Manager or Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Dealer Managers or Holder, and each director of the Company, and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Dealer Managers' respective obligations to contribute pursuant to this Section 7 are several in proportion to the total amount of fees payable to each Dealer Manager pursuant to the Dealer Manager Agreement and not joint.

5. Miscellaneous.

5.1 [Reserved.]

5.2 No Inconsistent Agreements. The Company has not entered into and the Company will not after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not and will not for the term of this Agreement in any way conflict with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

5.3 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure.

5.4 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (a) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 5.4, which address initially is the address set forth in the Dealer Manager Agreement with respect to the Dealer Managers; and (b) if to the Company, initially at the Company's address set forth in the Dealer Manager Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 5.4.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee under the Indenture, at the address specified in such Indenture.

5.5 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Dealer Manager Agreement, any note or global note representing such Registrable Securities or the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Dealer Manager Agreement, and such person shall be entitled to receive the benefits hereof.

5.6 Third Party Beneficiaries. The Dealer Managers (even if the Dealer Managers are not Holders of Registrable Securities) shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder. Each Holder of Registrable Securities shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Dealer Managers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

5.7. Specific Enforcement. Without limiting the remedies available to the Dealer Managers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Sections 2.1 through 2.4 hereof may result in material irreparable injury to the Dealer Managers or the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Dealer Managers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Sections 2.1 through 2.4 hereof.

5.8. Restriction on Resales. Until the expiration of two years after the original issuance of the New Notes, the Company will not, and will cause its "affiliates" (as such term is defined in Rule 144(a)(1) under the 1933 Act) not to, resell any New Notes which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act) that have been reacquired by any of them and shall immediately upon any purchase of any such New Notes submit such to the Trustee for cancellation.

5.9 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

5.10 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

5.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

5.12 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MARRIOTT INTERNATIONAL, INC.

By: /s/ Carolyn B. Handlon
Name: Carolyn B. Handlon
Title: Vice President and Treasurer

Confirmed and accepted as
of the date first above
written:

DEUTSCHE BANK SECURITIES INC.

By: /s/ Erich Mauff______________
Name: Erich Mauff
Title: Managing Director

By: /s/ Eric Dobi
Name: Eric Dobi
Title: Director

BARCLAYS CAPITAL INC.

By: /s/ Pamela Kendall___________
Name: Pamela Kendall
Title: Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By: /s/ David Iwan
Name: David Iwan
Title: Vice President